ASSET PURCHASE, SETTLEMENT AND MUTUAL RELEASE AGREEMENT

BETWEEN

BETTER BIODIESEL, INC.
A Colorado Corporation
(BBI)

and

RON CRAFTS, MARY CRAFTS, JAMES CRAWFORD, JOHN CRAWFORD LYNN DEAN CRAWFORD and CULINARY CRAFTS, LLC, a Utah Liability Company
 (Shareholders)

December __, 2007

 ASSET PURCHASE, SETTLEMENT AND MUTUAL RELEASE AGREEMENT

This Asset Purchase, Settlement and Mutual Release Agreement (this “Agreement”) is made this ____ day of December, 2007 (the “Effective Date”), by and between Better Biodiesel, Inc., a Colorado corporation (“BBI”), Domestic Energy Partners, LLC, a Utah limited liability company, and wholly owned subsidiary of Better Biodiesel (“DEP”), and Ron Crafts, Mary Crafts (collectively with Ron Crafts, the “Crafts”), James Crawford, John Crawford, Lynn Dean Crawford (collectively with James Crawford and John Crawford, the “Crawfords”), and Cullinary Crafts, LLC, a Utah limited liability company (collectively with the Crafts and the Crawfords, the “Shareholders”).  The parties hereto are referred to herein each as a “Party” and collectively as the “Parties.”

WHEREAS, BBI is engaged in the business of biodiesel technology development and biodiesel fuel production and distribution (the “Business”);

WHEREAS, BBI owns 100% of the membership interests in DEP (the “DEP Membership Interests”);

WHEREAS, for various business reasons, it is the desire of BBI to separate a portion of the Business (the “Separated Business”) from BBI, and to enable the Shareholders to concentrate their efforts to operate the Separated Business through DEP while BBI thereafter continues to develop, diversify, and operate the remaining portion of the Business;

WHEREAS, excepting the Separated Business, BBI and its management do not intend to sell Business;

WHEREAS, neither DEP nor the Shareholders have any plan or intention to sell DEP or the assets or operations of DEP;

NOW THEREFORE, in consideration of the foregoing, the mutual covenants of the Parties set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

Recitals.

The foregoing recitals are hereby acknowledged to be true and are hereby incorporated into the Agreement as if set forth herein in full.

Definitions.

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

“Assigned Assets” has the meaning set forth in Section 3(a) below.

“Assigned Contracts” has the meaning set forth in Section 3(c) below.

“Assumed Liabilities” has the meaning set forth in Section 3(b) below.

“BBI” has the meaning set forth in the preface above.

“Business” has the meaning set forth in the preface above.

“Claims” has the meaning set forth in Section 8 below.

“Closing” has the meaning set forth in Section 4 below.

“Crafts” has the meaning set forth in the preface above.

“Crawfords” has the meaning set forth in the preface above.

“Damages” shall mean any and all costs, losses, damages, liabilities, demands, claims, suits, actions, judgments, causes of action, assessments or expenses, including interest, penalties, fines and attorneys' fees and expenses incident thereto, incurred in connection with any claim for indemnification arising out of this Agreement, and any and all amounts paid in settlement of any such claim.

“DEP” shall mean Domestic Energy Partners, LLC, a Utah limited liability company, and its wholly owned subsidiaries, Domestic Energy Leasing, LLC, a Utah limited liability company, and Domestic Energy Licensing, LLC, a Utah limited liability company.

“DEP Membership Interest” has the meaning set forth in the preface above.

“Effective Date” the meaning set forth in the preface above.

“Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Party” and “Parties” have the meanings set forth in the preface above.

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any agency or political subdivision thereof).

“Separated Business” has the meaning set forth in the preface above.

“Shareholders” has the meaning set forth in the preface above.

“Tax” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental assessments, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative, minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

Basic Transaction.

(a)           Transfer of Assets to DEP.  BBI has assigned, transferred, and delivered to DEP all of the personal property, assets, tangible and intangible, including the goodwill associated therewith, in connection with, and that are necessary and desirable in, the operation of the Separated Business, including but not limited to the assets described in Exhibit C (the “Assigned Assets”) of each of the consent resolutions of BBI and DEP (including its subsidiaries), dated as of the date hereof, approving the transactions contemplated by this Agreement (collectively, the “Consent Resolutions”), free and clear of any and all current and existing debts, obligations, claims, limitations, liens and/or any other encumbrances whatsoever, excepting any professional liens that may exist in favor of the law firm of Workman Nydeggar on the intellectual property included in the Assigned Assets.

(b)           Assumption of Liabilities by DEP. On and subject to the terms and conditions of this Agreement, the Shareholders agree and acknowledge that DEP has assumed all of BBI’s liabilities, and have retained DEP’s liabilities, if any, in connection with, or obligations owed to, any of Ron Crafts, Culinary Crafts, LLC, or the Crawfords, as listed on Exhibit D of the Consent Resolutions (the “Assumed Liabilities”).  Except for the Assumed Liabilities, the Parties agree and acknowledge that DEP has no liabilities other than the Assumed Liabilities.  The Parties acknowledge the potential existence of professional liens in favor Workman Nydegger that may exist on the intellectual property included in the Assigned Assets and that DEP is not assuming any payment obligation to Workman Nydegger.

(c)           Transfer of Contracts to DEP.  BBI has, and has caused its subsidiaries to, assign, transfer, and convey to DEP all of the contracts, in connection with, and that are necessary and desirable in, the operation of the Separated Business, including but not limited to the contracts described in Exhibit E of the Consent Resolutions (the “Assigned Contracts”), free and clear of any and all debts, obligations, claims, limitations, liens and/or any other encumbrances whatsoever (excepting those contractual obligations arising directly from the Assigned Contracts).

(d)           Distribution of DEP Membership Interests. At the Closing (as defined below), BBI will distribute 100% of the outstanding membership interests of DEP to the Shareholders, in the amounts shown on Schedule 3(c) hereto, in consideration of and exchange for 15,750,000 shares of common stock in BBI held by the Shareholders in the amounts shown in Schedule 3(c) hereto (the “BBI Stock”).  At the Closing, the Shareholders shall deliver one or more certificates representing such shares in BBI.

Closing.

The closing of the transaction contemplated by this Agreement (the “Closing”) will take place at the offices of BBI, or such other location agreed to by the Parties, and shall be effective upon the Shareholder’s transfer of the BBI stock to the BBI.

Representations and Warranties of BBI. BBI represents and warrants to the Shareholders that the statements contained in this Section 4 are correct and complete as of the Effective Date.

(a)           Organization of the BBI.  Better Biodiesel, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado.  Domestic Energy Partners, LLC, is a limited liability company and wholly owned subsidiary of Better Biodiesel, Inc., validly existing and in good standing under the laws of the state of Utah. Domestic Energy Leasing, LLC, is a Utah limited liability company and wholly owned subsidiary of Domestic Energy Partners, LLC, and Domestic Energy Licensing, LLC, is a Utah limited liability company and wholly owned subsidiary of Domestic Energy Partners, LLC; both validly existing and in good standing under the laws of the state of Utah.

(b)           Authorization of Transaction.  BBI has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of BBI, enforceable in accordance with its terms and conditions.

(c)           Assignment of Assets. BBI has assigned, transferred, and delivered to DEP all of the Assigned Assets.

(d)           Title to Assets.  At the execution of this Agreement by the Parties, DEP will have good and marketable title to all of the Assigned Assets, free and clear of any Liabilities (other than the Assumed Liabilities), including all debts, obligations, claims, limitations, liens, security interests, restrictions on transfer and/or any other encumbrances whatsoever on Assigned Assets, excepting any professional liens in favor of the law firm of Workman Nydeggar that may exist on the intellectual property included in the Assigned Assets.

(e)           Assumed Liabilities.  At the execution of this Agreement by the Parties, DEP will have no Liabilities other than the Assumed Liabilities, and there will exist no defaults or notices thereof with respect to any of the Assumed Liabilities.

(f)           Assignment of Contracts. At the execution of this Agreement by the Parties, DEP will have no contracts other than the Assigned Contracts.  All of the Assigned Contracts are in full force and effect, and there are no breaches, defaults, or notices of thereof with respect to any of the Assigned Contracts.

(g)           Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which BBI or any of its subsidiaries is subject or, as applicable, any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which BBI or any of its subsidiaries is a party or by which any of the Shareholders is bound or to which BBI’s or any of its subsidiaries’ assets is subject.  The Shareholders do not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

(h)           Brokers’ Fee.  BBI will have no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Shareholders could become liable or obligated.

(i)           Limitation of Representations and Warranties.  Except for the representations and warranties of the Shareholders expressly set forth in Section 6 below, BBI has not relied upon any representations and warranties in making its determination to enter into this Agreement and consummate the matters provided for herein

(j)           Disclosure.  The representations and warranties contained in this Section 5 above do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5 above not misleading.

(k)           Indemnification. In the event BBI (i) breaches or is deemed to have breached any of the representations and warranties contained in this Agreement or (ii) fails to perform or comply with any of the covenants and agreements set forth in this Agreement, BBI shall hold harmless, indemnify and defend Shareholders, and each of its directors, officers, shareholders, attorneys, representatives and agents, from and against any Damages incurred or paid by the acquirer to the extent such Damages arise or result from a breach by BBI of any such representations or warranties or a violation of any covenant in this Agreement.

Representations and Warranties of the Shareholders. The Shareholders represent and warrant to BBI that the statements contained in this Section 6 are correct and complete as of the Effective Date.

(a)           Organization of Culinary Crafts.  Culinary Crafts, LLC, is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Utah.

(b)           Authorization of Transaction.  Each of the Shareholders has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of the Shareholders, enforceable in accordance with its terms and conditions.

(c)           Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which any of the Shareholders is subject or, as applicable, any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any of the Shareholders is a party or by which any of the Shareholders is bound or to which any of the Shareholders’ assets is subject.  The Shareholders do not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

(d)           Brokers’ Fee.  The Shareholders have no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which BBI could become liable or obligated.

(e)           Limitation of Representations and Warranties.  Except for the representations and warranties of BBI expressly set forth in Section 5 above, the Shareholders have not relied upon any representations and warranties in making its determination to enter into this Agreement and consummate the matters provided for herein

(f)           Disclosure.  The representations and warranties contained in this Section 6 above do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 6 above not misleading.

(g)           Indemnification. In the event Shareholders (i) breach or are deemed to have breached any of the representations and warranties contained in this Agreement or (ii) fail to perform or comply with any of the covenants and agreements set forth in this Agreement, Shareholders shall hold harmless, indemnify and defend BBI, and each of its directors, officers, shareholders, attorneys, representatives and agents, from and against any Damages incurred or paid by the acquirer to the extent such Damages arise or result from a breach by Shareholders of any such representations or warranties or a violation of any covenant in this Agreement.

Covenants of the Parties.

(a)           Joint Statement.  Promptly following the Closing, if requested by the Shareholders, BBI will cooperate in issuing a joint statement to suppliers, customers, and such other parties as may be agreed upon by the Shareholders and the BBI, advising them of the transactions contemplated hereunder.

(b)           Post-Closing Access and Cooperation.  For the period following the Closing, each Party will provide the other with reasonable access to such documents, books, records, agreements, contracts, plans and financial data.

(c)         No Disparagement.  Each of the Parties hereby agree that it shall not, directly or indirectly, disparage the name or business of any other Party hereto or any of its current and former predecessors, successors, assigns, parent companies, subsidiaries, affiliates, officers, directors, members, shareholders, managers, employees, family members, and agents.

(d)           Saleable Fuel.  The Parties agree and acknowledge that the proceeds from (a) approximately 9,200 gal. of saleable, not-to-specification fuel that will be retained by BBI but stored at the facilities located at 355 South 1550 West in Spanish Fork, Utah, for the purpose of being sold and (b) any receivables collected from Cardwell Distributing Inc. in connection with fuel rebates (approximately $4,500) will be applied to current accrued payroll (excluding any of the Assumed Liabilities), any immediate insurance obligations, and critical costs for filing year-end statements.

(e)           Further Assurances. At any time and from time to time after the Closing, the Parties shall cooperate with each other to execute and deliver any other documents, instruments of transfer or assignment, files, books and records and do all further acts and things as may reasonably be required to carry out the intent of the Parties under this Agreement.  Without limiting the generality of the foregoing, following the Closing, at the request of the Shareholders, BBI shall execute and deliver any further documents and instruments and take all reasonable action as may be necessary or appropriate (i)to vest in DEP all of BBI’s title to the Assigned Assets; and (ii) to transfer to DEP all of BBI’s rights to permits necessary for the operation of the Assigned Assets.

Mutual and General Releases.

(a)         BBI.  BBI and each of its respective predecessors, successors, affiliates, present and former subsidiaries, divisions, parents, their respective present and former officers, employees, agents and shareholders hereby release and forever discharge the Shareholders and each of their respective past, present or future subsidiaries, affiliates, shareholders, officers, directors, employees, insurers, agents, predecessors, successors and assigns (collectively, the “Shareholders’ Released Parties”) of and from any and all claims, actions, suits, causes of action, debts, fees, costs, expenses (including attorneys’ fees), contracts, promises, liens, liabilities, losses, demands, controversies, agreements, promises, trespasses, and damages in law or in equity of any nature whatsoever (“Claims”), known or unknown, unless concealed by acts of fraud, or unforeseen, fixed or contingent, under statute or otherwise, and whether existing now or in the future, that BBI now has or may have had, or hereafter claims to have, against the Shareholders’ Released Parties relating to, resulting from, arising out of (i) Shareholders’ involvement with BBI, or (ii) actions taken by Shareholders on or prior to the date hereof; provided, however, that this release shall not apply to the obligations of Shareholders under this Agreement.

(b)           Shareholders.  Shareholders and each of their respective predecessors, successors, affiliates, present and former subsidiaries, divisions, parents, their respective present and former officers, employees, agents and members hereby release and forever discharge BBI and its past, present or future subsidiaries, affiliates, shareholders, officers, directors, employees, insurers, agents, predecessors, successors and assigns (collectively “BBI Released Parties”) of and from any and all Claims, known or unknown, unless concealed by acts of fraud, or unforeseen, fixed or contingent, under statute or otherwise, and whether existing now or in the future, that Shareholders now have or may have had, or hereafter claims to have, against BBI Released Parties relating to, resulting from, arising out of monies owed to any of the Shareholders on or prior to the date hereof, including but not limited to all claims arising out of or in connection with any of the Shareholders’ employment or separation of employment with the BBI, and including but not limited to: (i) any and all claims for violation of any federal, state or municipal statute, including but not limited to Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, and applicable state laws relating to discrimination and the payment of wages; (ii) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract; breach of a covenant of good faith and fair dealing; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion; (iii) any and all claims arising out of any other laws and regulations relating to employment, employment discrimination, wages, commissions and employee benefits; (iv) any and all Claims, known, unknown, or unforeseen, fixed or contingent, under statute or otherwise, and whether existing now or in the future, that any of the Shareholders now have or may have had, or hereafter claims to have, against BBI Released Parties relating to, resulting from, arising out of monies owed to any of the Shareholders on or prior to the date hereof; or (v) any and all claims for attorneys’ fees and costs; provided, however, that this release shall not apply to the obligations of the Shareholders under this Agreement.

Waiver of Unknown Claims.  Each of the Parties understands that it is possible that an unknown injury, damage, diminution or loss, action or suit, lien, theory of recovery, lawsuit, claim or cause of action may exist, or may arise in the future, which if known by the Parties would have materially affected their decision to settle on the terms set forth in this Agreement.  Each of the Parties agrees that the exchange set forth herein is fair consideration for settling the claims and entering into this Agreement, and that this Agreement was entered into in good faith.

No Admission of Liability.  This Agreement does not constitute any admission by any Party (and shall not be admissible in a proceeding as evidence) that any action such Party, its agents or employees took with respect to the other was wrongful, unlawful or in violation of any local, state or Federal act, statute, regulation or constitution, public policy, or contact, or susceptible of inflicting any damages or injury whatsoever on the other Party, and each Party hereto specifically denies any such wrongdoing or violation.  It is further agreed that this Agreement is entered into in part for compromise and in an effort to resolve fully all matters and issues related to or arising out of liabilities of the Parties.

Confidentiality.  Whether or not the Parties consummate the transactions contemplated in this Agreement, neither BBI nor the Shareholders (i) shall not use any of the information disclosed to the Shareholders concerning BBI, or BBI concerning the Shareholders, as the case may be, or the Acquired Assets for any reason other than those reasonably contemplated by this Agreement; (ii) shall destroy or return to BBI or the Shareholders, as the case may be, as much of such written information as BBI or the Shareholders, as the case may be, may reasonably request, and (iii) shall maintain in confidence all such information, whether obtained in writing, orally or otherwise, except for information generally known to the public other than through BBI’s or the Shareholders’ breach of the covenants of this Section.

Miscellaneous.

(a)           No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(b)           Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of its rights, interests or obligation hereunder without the prior written approval of the other Party.

(c)           Notices.  All notices, requests, demands, claims and other communications hereunder will be in writing.  Any notice, request, demand, claim or other communications hereunder shall be deemed duly given if (and then two business day after) it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:
If to Better Biodiesel:	_______________________ _______________________ _______________________ _______________________ _______________________
With a copy to:	_______________________ _______________________ _______________________ _______________________ _______________________
If to the Shareholders:
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Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using personal delivery, expedited courier, messenger service, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.
(d)           Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Utah without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah.

(e)           Amendments and Waivers.  No amendments of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Shareholders and BBI.  No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(f)           Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(g)           Expenses.  Each of the Shareholders and BBI will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.
(h)           Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(i)           Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word “including” shall mean including without limitation.  The Parties intend that each representation, warranty and covenant contained herein shall have independent significance.  If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

      (j)           Incorporation of Exhibits.  The Exhibits identified in this Agreement, as well as Exhibit F of the Consent Resolutions, setting forth the value of the Assigned Assets, Assumed Liabilites, and the BBI Stock, are incorporated herein by reference and made a part hereof.

(k)           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  This Agreement may be executed by facsimile.

(l)           Entire Agreement.  This Agreement and the Exhibits hereto (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written:

BETTER BIODIESEL, INC. By: /s/ David Otto Name: David Otto Its: Director	DOMESTIC ENERGY PARTNERS, LLC By: /s./ David Otto Name: David Otto, on behalf of Better Biodiesel, as Sole Member and Manager of Domestic Energy Partners, LLC
MARY CRAFTS By: /s/ Mary Crafts	JAMES CRAWFORD By: /s/ James Crawford
JOHN CRAWFORD By: /s/ John Crawford	LYNN DEAN CRAWFORD By: /s/ Lynn Dean Crawford
RON CRAFTS By:__/s/ Ron Crafts____________ CULINARY CRAFTS, LLC By: /s/ Ron Crafts Name: Ron Crafts Its: Co-Owner By: /s/ Mary Crafts Name: Mary Crafts Its: Co-Owner

Schedule 3(c)

Shareholder	Shares of BBI	Ownership Percentage of DEP
Ron Crafts	5,250,000	33.33%
Mary Crafts	-0-	0%
James Crawford	1,494,500	9.50%
John Crawford	5,250,000	33.33%
Lynn Dean Crawford	3,755,500	23.84%
Culinary Crafts, LLC	-0-	0%
Total	15,750,000	100%

EXHIBIT A

Assets of Separated Business

(1)           One hundred percent (100%) of the DEP Membership interest, and, as wholly owned subsidiaries of Domestic Energy Partners, LLC, one hundred percent (100%) of the membership interests in Domestic Energy Leasing, LLC., a Utah limited liability company, and wholly owned subsidiary of Domestic Energy, and one hundred percent (100%) of the membership interests in Domestic Energy Licensing, LLC., a Utah limited liability company and wholly owned subsidiary of Domestic Energy.

(2)           The raw material inventory of approximately 6,300 gallons of beef tallow.

(3)           The raw material inventory of approximately 5,300 gallons of methanol.

(4)           The biodiesel fuel in process of approximately 1,900 gallons requiring additional methanol recovery.

(5)           The payroll cash advances of $6,000 representing $2,000 for each of the following:  Dean Crawford, John Crawford and James Crawford.

(6)           The patent application identified in United States Patent Application Serial Numbers 60/736,674 and 11/559,779.

(7)           All of the intellectual property for the production of biodiesel fuel held by the Company, including assignments and related agreements from Ron Crafts, John Crawford, Dean Crawford, James Crawford, Gary Crook, Jill Hiner and Jason Gladden; as well as drawings, renderings and any other images and files, and all developments and improvements thereon.

(8)           All of the production assets located at 355 South 1550 West in Spanish Fork, Utah consisting of storage tanks, processing equipment (including the container), laboratory equipment and miscellaneous production equipment.

(9)           The Cessna twin engine airplane.

(10)           The property lease by and between Domestic Energy Partners, LLC and Lew and Evelyn Christensen.

(11)           All of the furniture, office equipment and leasehold improvements located at 355 South 1550 West in Spanish Fork, Utah.

(12)           The $5,000 deposit associated with lease of property located at 355 South 1550 West in Spanish Fork, Utah and $500 in miscellaneous deposits.

(13)           DEP’s checking account held at the Central Bank of Utah with an account balance not to exceed $50.00.

EXHIBIT B

Assumed Liabilities

(1) 100% of accrued salary through October 31, 2007 owed to Ron Crafts, plus interest accrued thereon, due and owing to Mr. Crafts for services rendered to the Company in the amount of One hundred thousand dollars ($100,000.00);

(2) That promissory note payable to Ron Crafts in the amount of Seventy-five thousand dollars ($75,000), plus Four thousand, two hundred eighty-four dollars  ($4,284) accrued through October 31, 2007, plus all subsequent interest accruing thereon;

(3)  100% of accrued salary through October 31, 2007 owed to John Crawford, plus interest accrued thereon, due and owing to Mr. John Crawford for services rendered to the Company in the amount of Thirty-two thousand, five hundred dollars ($32,500.00);

(4)  100% of accrued salary through October 31, 2007 owed to Dean Crawford, plus interest accrued thereon, due and owing to Mr. Dean Crawford for services rendered to the Company in the amount of Thirty-two thousand, five hundred dollars ($32,500.00);

(5)  100% of accrued salary through October 31, 2007 owed to James Crawford, plus interest accrued thereon, due and owing to Mr. John Crawford for services rendered to the Company in the amount of Seventeen thousand, five hundred dollars ($17,500.00).

(6)   $60,000 unpaid compensation to Jill Hiner.

Total Value:                                                                                     [approx $321,784.00]

EXHIBIT C

ASSIGNED CONTRACTS

(1)  Commercial lease agreement for the premises located at 355 South 1550 West in Spanish Fork, Utah.

(2)  Employee leasing agreement with A-Plus Benefits.